UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2009

BANK OF THE JAMES FINANCIAL GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50548

VA	20-0500300
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

828 Main St., P.O. Box 1200, Lynchburg, VA 24504
(Address of principal executive offices, including zip code)

434-846-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders of Bank of the James Financial Group, Inc. (the "Company") held on May 19, 2009, the Company announced the retirement of Kenneth S. White, Chairman of the Board of Directors of the Company and its wholly-owned subsidiary Bank of the James (the "Bank"). Mr. White has served in that capacity since the formation of the Company. Mr. White elected not to stand for re-election and there was no disagreement or dispute between Mr. White and the Company that led to his retirement.

Thomas W. Pettyjohn, Jr. was appointed as Chairman of the Board of both the Company and the Bank. Augustas A. Petticolas, Jr. was appointed as the Vice-Chairman of the Board of Directors of both the Company and the Bank.

Item 8.01.    Other Events

On Wednesday, May 20, 2009 the Company issued a press release announcing a 5% stock dividend. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - Not Applicable

(b) Pro Forma Financial Information - Not Applicable

(c) Exhibits

    Exhibit 99.1 Press Release Dated May 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE JAMES FINANCIAL GROUP INC

Date: May 20, 2009	By:	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated May 20, 2009